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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the reference of our firm under the caption "Experts" in this Registration Statement (Amendment No. 2 to Form S-1) and related Prospectus of Aladdin Gaming Enterprises, Inc. for the registration of 2,215,000 warrants to purchase 2,215,000 of Class B non-voting Common Stock of Aladdin Gaming Enterprises, Inc. and to the incorporation by reference therein of our reports dated January 15, 1998, with respect to the consolidated financial statements of Aladdin Gaming Holdings, LLC and subsidiaries and the financial statements of Aladdin Gaming, LLC, Aladdin Gaming Enterprises, Inc. and Aladdin Capital Corp.

                                          /s/ ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada
July 20, 1998